UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 21, 2025

CRESTLINE LENDING SOLUTIONS, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-56777	99-3640580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Main Street, Suite 2100
Fort Worth, Texas 76102
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (817) 339-7600

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 21, 2025, Crestline Lending Solutions, LLC (the “Company”) held a special meeting of shareholders (the “Special Meeting”). Shareholders of record at the close of business on November 3, 2025 (the “Record Date”) were entitled to vote at the Special Meeting. As of the Record Date, there were 17,146,374 of the Company’s units of limited liability company interests (“shares”) outstanding and entitled to vote. A quorum consisting of 17,146,374 shares were present or represented by proxy at the Special Meeting.

The Company’s shareholders voted on and approved one proposal at the Special Meeting. The final voting results from the Special Meeting were as follows:

Proposal 1 – The proposal to approve a new investment advisory agreement by and between the Company and Crestline Management, L.P. (the “New Advisory Agreement”) was approved by the following vote:

Votes For	Votes Against	Abstentions
10,155,527	0	6,990,847

The New Advisory Agreement will become effective upon the closing of the transaction contemplated by the Purchase and Sale Agreement, dated September 3, 2025, by and among Crestline Management, L.P., on the one hand, and Rithm Capital Corporation and certain of its affiliates, on the other hand, which is anticipated to occur on or about December 1, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2025	CRESTLINE LENDING SOLUTIONS, LLC

	By:	/s/ Chris Semple
Name: Chris Semple Title: Chief Executive Officer